Filed pursuant to Rule 424(b)(5)

Registration No. 333-294373

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 30, 2026)

Wetour Robotics Limited

Up to $75,000,000

Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with Rodman & Renshaw LLC (“Rodman” or the “Sales Agent”), dated August 26, 2026, relating to the sale of our ordinary shares, par value of US$0.01 per share (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $75,000,000 from time to time through or to Rodman as sales agent or principal.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Rodman is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Rodman and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Rodman will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Rodman in connection with the sale of the Ordinary Shares on our behalf, Rodman will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Rodman will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Rodman with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WETO”. As of July 6, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates (our public float) was approximately $76,235,664, based on 82,080,000 Ordinary Shares outstanding, of which 65,720,400 Ordinary Shares were held by non-affiliates, at a price of $1.16 per share (the closing sales price of our Ordinary Shares on June 11, 2026, which was the highest closing price on The Nasdaq Capital Market within 60 days prior to July 6, 2026). Because our public float exceeded $75 million as of that date, we are not subject to the limitations under General Instruction I.B.5 of Form F-3 until the filing date of our Annual Report on Form 20-F for the fiscal year ending June 30, 2026. We have sold approximately $14,246 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). The number of shares and per share price in this paragraph are stated without giving effect to the 1-for-100 reverse stock split which became effective on August 3, 2026.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

We are an exempted company incorporated in the Cayman Islands. On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the People’s Republic of China (the “PRC”); (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). This is an offering of the securities of the exempted company incorporated in the Cayman Islands. You are not 100% investing in the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE interests in Youba Tech through VIE Agreements. VIE interests are not equity interests. We are regarded as the primary beneficiary of Youba Tech for accounting purposes, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material adverse change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus supplement.

There are legal and operational risks associated with being based in and having all operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. Our PRC subsidiaries and the VIE are located in China and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to offering our securities in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as an issuer making an application for initial public offering and listing in an overseas market; an issuer making a subsequent overseas securities offering after having been listed on an overseas market; or a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that has already completed overseas listing or has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Based on the advice of our PRC legal counsel, AllBright Law Offices (“AllBright”), we are required to file the relevant documents with the CSRC in connection with this and any subsequent offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the New Overseas Listing Rules may subject a PRC domestic company to a warning and a fine of RMB 1 million to RMB 10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our Ordinary Shares to significantly decline or such shares to become worthless. In the event of a serious violation of the New Overseas Listing Rules, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Additionally, on December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. The revised Cybersecurity Review Measures provides that Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft).” Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security.

Based on advice of AllBright, we are not a CIIO as defined in the Cybersecurity Review Measures, but we may be deemed to be a DPO engaging in data processing activities. As of the date of this prospectus supplement, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and we have not received any notice from applicable PRC governmental authorities that our PRC subsidiaries and the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after the listing of its securities to apply for cybersecurity review. AllBright further advises us that if, in the future, we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we plan to voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so based on AllBright’s advice. Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value.

Our auditor, Marcum Asia CPAs LLP, an independent registered public accounting firm headquartered in the United States, was not included in the determinations made by the Public Company Accounting Oversight Board (the “PCAOB”) on December 16, 2021. Additionally, on August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the MOF governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to Holding Foreign Companies Accountable Act (the “HFCAA”), which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As the result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus supplement. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and has resumed regular inspections since March 2023. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCAA or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The VIE mainly conduct design, marketing, operation, and research and development activities in China, and we hold 50% equity interests and 50% VIE interests in the VIE. Transfers of funds among our PRC subsidiaries and the VIE are free of restrictions. Remittances of funds from our PRC subsidiaries or the VIE to the Company are subject to review and conversion of Renminbi Yuan (“RMB”) to U.S. Dollar (“$”) through banks in China, which represents the State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities. Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements with the banks. We have not declared or paid dividends in the past, nor any dividends or distributions were made by subsidiaries or the VIE to us. Furthermore, as of the date of this prospectus supplement, no transfers, dividends, or distributions have been made among us, our subsidiaries, and the VIE. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Currently, we do not have any plan to declare or pay any cash dividends to the U.S. investors in the foreseeable future, or settle amounts owed to our agreements, including the VIE Agreements, except to the agreements entered under normal business operation as discussed hereof. The cash transfer among us and our subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiaries, if needed in the future. Funds may be paid by the VIE to Zhejiang Xinjieni Technology Co., Ltd., our wholly owned subsidiary in China (“WFOE”), as service fees according to the VIE Agreements. The WFOE may remit cash to the VIE subject to review and conversion of RMB to U.S. Dollars through WFOE’s bank in China. As of the date of this prospectus supplement, none of our subsidiaries or the VIE has made any dividend payment or distribution to the holding company, and we have not made any dividends or distributions to U.S. investors. No cash generated from one subsidiary is used to fund another subsidiary’s operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between us and our subsidiaries outside mainland China. However, the transfer of cash in and out of mainland China is subject to review and procedures according to the requirements of the SAFE. Other than discussed above, we do not have any cash management policies that dictate the amount of such funding among us and the VIE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus supplement is August 26, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $100,000,000. As of August 25, 2026, we have sold an aggregate of 25,626,595 Ordinary Shares for gross proceeds of approximately $2,304,525 under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $75,000,000 of our Ordinary Shares through Rodman. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and Rodman on August 26, 2026. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Wetour Robotics Limited, Room 7003, 3300 N Interstate 35 Ste 700, Austin, TX 78705, Tel: (617) 581-7632.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, “we,” “us,” “our,” the “Company”, and “WETO” refer to Wetour Robotics Limited.

Our reporting currency is the U.S. dollar and references to “dollars” or “$” are to U.S. dollars.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the PRC; (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold the equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us.

We operate on a business model of “Mobility-as-a-Service” (“MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality mobility solutions for customers around the world under different scenarios with our comprehensive digital platforms. We offer customized commuter shuttle service, chartered bus service, packaged tour service and other services to our customers for business and leisure travels. In addition, as part of our long-term strategy, we intend to expand beyond our existing mobility and travel-related services into physical AI infrastructure through the development of Orchestra, a next-generation operating system designed to coordinate human intent with intelligent physical devices, including wearable robotics.

Our Business Strategies

Further integrate our platform to a comprehensive ecosystem

We plan to continuously develop our platform into a comprehensive mobility ecosystem by building vertical integration within the platform for information flow and capital flow, external horizontal integration between our corporate customers, and end-to-end integration for complete product life cycle value chain.

Enhance Big Data and AI innovation

Strengthening technological innovation is one of our main strategic priorities to enhance the user experience. We will continue to attract, train and retain more talent in technology, research and development. As technologies and means for human-machine interactions continue to advance, we will strive to adapt to new technologies and formats with a view to becoming an intelligent travel assistant for our users.

Expand our customized tour and chartered car and bus services around the world

In March 2022, we have started offering customized tour service in North America under the brand name “Wetour.” We plan to vigorously develop the “Wetour” brand to build our global online customized chartered car and bus travel platform. We will focus on expanding services for Chinese outbound tourists after the pandemic and meeting the needs of overseas Chinese for car use and private customized travel.

Improve product content innovation capabilities

We will launch diversified and creative content formats: images, short videos, live broadcasts, and recommend the most relevant customized product content to our users. We plan to provide innovative content production tools and an efficient content reward mechanism to encourage users, professional travelers, Internet celebrities and the third-party social media platforms to jointly develop different customized travel itineraries and further increase user stickiness order rate of users on the platform.

Expansion into AI-Powered Wearable Robotics

We plan to advance our long-term strategy to expand beyond our existing travel-related services by developing and commercialize artificial intelligence (“AI”)-powered wearable robotics and related intelligent systems. This initiative is intended to leverage advancements in artificial intelligence and smart hardware to support new products and applications, diversify our business operations and potentially create additional growth opportunities.

Pursue strategic alliances, acquisitions and investments.

We plan to selectively seek acquisitions, investments, joint ventures and collaborations highly strategic and complementary to our business and operations. In particular, we may consider acquiring some customized travel service brands to complement our existing offerings and services. We will also strengthen our vertical integration and strategic partnerships with content providers to further expand our partner network.

Recent Developments

Private Placement

On August 11, 2026, we entered into securities purchase agreements with certain investors, pursuant to which we agreed to sell and issue an aggregate of 2,000,000 Ordinary Shares at a purchase price of $0.90 per share for aggregate gross proceeds of $1,800,000. The private placement is expected to close on or about August 27, 2026. Additional information about the private placement is contained in our Report on Form 6-K filed with the SEC on August 12, 2026, which is incorporated by reference herein.

Corporate History and Structure

The Company commenced its operations in August 2019 through Zhejiang Youba Technology Co., Ltd., a limited liability company formed in the PRC. Through Youba Tech, we mainly offer customers travel related services, including customized commuter shuttle service, chartered car and bus service, packaged tour service and other services, through our comprehensive online platforms. We expanded our operations to the United States in March 2022 through Wetour Travel Tech LLC, a limited liability company formed in United States. We formed our wholly owned subsidiary Xinjieni Tech as a limited liability company in the PRC in August 2022. Through our PRC subsidiaries and Xinjieni Tech’s direct investment in and contractual arrangements with Youba Tech, we conduct business operations in China.

On June 10, 2025, we established Hangzhou Shunxing Technology Co., Ltd., a limited liability company organized under the laws of the PRC, as a wholly owned subsidiary of Xinjieni Tech. On November 5, 2025, Youba Tech transferred its 100% equity interest in Webus Travel Agency to Hangzhou Shunxing.

On December 9, 2025, we established NextFood Technologies Inc. in the State of Delaware, which in turn established a subsidiary, HeatBowl LLC, in the State of Texas on December 24, 2025. Neither entity has commenced operations as of the date of this prospectus.

On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited.

On August 3, 2026, we effected a share consolidation of our Ordinary Shares at a ratio of 1-for-100. As a result of the Share Consolidation, every 100 shares were combined into one (1) share, with fractional shares rounded up to the next whole share, and 1,077,801 Ordinary Shares are issued and outstanding after the share consolidation. The Company is authorized to issue 10,000,000 number of ordinary shares of par value US$0.01 each.

The following diagram illustrates our corporate structure, including our subsidiaries and the VIE as of the date of this prospectus:

Corporate Information

Our principal executive offices are located at Room 7003, 3300 N Interstate 35 Ste 700, Austin, TX 78705, and our phone number is (617) 581-7632.

Implications of Being a Foreign Private Issuer

Foreign Private Issuer

We are a non-U.S. company with foreign private issuer status, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

In addition, foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $75,000,000.

Ordinary Shares outstanding prior to the offering	1,077,801 Ordinary Shares, par value of $0.01 each (the “Ordinary Shares”)

Ordinary Shares to be outstanding after this offering

5,727,042 Ordinary Shares, assuming sales of 2,649,241 Ordinary Shares in this offering at an offering price of $28.31, which was the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on August 25, 2026, and giving effect to the PIPE Investments (as defined below), the sales under the Chaince Sales Agreement and the RSU Settlement (each as defined below). The actual number of Ordinary Shares outstanding after this offering will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to Rodman, as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include but not limited to working capital, operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans.

See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WETO.”

Unless otherwise noted, the number of shares outstanding is based on 1,077,801 Ordinary Shares outstanding as of August 25, 2026.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering may incur immediate dilution from the public offering price.

Because the offering price of the Ordinary Shares being offered is higher than the book value per Ordinary Share, you will suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 2,649,241 Ordinary Shares are sold during the term of the Sales Agreement, at a price of $28.31 per share (the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on August 25, 2026, for aggregate gross proceeds of approximately $75 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $12.96 per share, with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to Rodman at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by Rodman after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits, we set with Rodman. In addition, the price at which Ordinary Shares are sold by Rodman, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices.

A substantial number of our Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

We have issued a significant number of Ordinary Shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per share. In addition, future sales of our Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Ordinary Shares in the market, including sales of Ordinary Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

Our board of directors are authorized to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

There are conditions that may raise substantial doubt about our ability to continue as a going concern.

As disclosed in the auditor’s report on our audited consolidated financial statements for the year ended June 30, 2025, the auditor included an explanatory paragraph indicating that certain conditions raised substantial doubt about our ability to continue as a going concern. Management’s unaudited interim financial statements for the six months ended December 31, 2025 discuss plans and recent financing activities that management believes may improve liquidity; however, our auditor has not audited or reported on those interim financial statements and has not updated its prior audit opinion. We incurred net losses of RMB 2,837,220 and RMB 11,431,207 (approximately $1.6 million) for the six months ended December 31, 2024 and 2025, respectively. As of December 31, 2025, we had accumulated deficits of RMB 61,193,004 (approximately $8.75 million) and cash and cash equivalents of only RMB 727,489 ($104,030), with working capital of RMB 2,481,277. Our ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes stabilizing and improving our declining revenue performance and obtaining funds from outside sources of financing. On March 18, 2026, we closed a private investment in public equity transaction for gross proceeds of $5,160,000, which has improved our near-term liquidity position. However, there can be no assurance that we will be able to achieve profitability or raise sufficient additional capital to fund our operations on acceptable terms, or at all. If we are unable to continue as a going concern, we may be forced to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Investors may lose all or a substantial portion of their investment in our Ordinary Shares.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any cash dividends in the foreseeable future.

We have no plan to declare or pay any dividends in the foreseeable future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our Ordinary Shares, which could adversely affect the market liquidity of our Ordinary Shares and the market price of our Ordinary Shares could decrease.

The Nasdaq Stock Market LLC (“Nasdaq”) monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our Ordinary Shares could be subject to delisting from the Nasdaq market. In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only in the over-the-counter market such as the OTC Pink or the OTCQB. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

The availability of our ATM program is subject to us maintaining an effective registration statement and complying with applicable prospectus delivery requirements. If we are unable to maintain such effectiveness or requirements, we will be unable to access the program, which could materially and adversely affect our liquidity and capital raising plans.

Because sales under the ATM may be made at prices reflecting the trading price at the time of sale, such sales, if any, could depress the market price of our Ordinary Shares and may result in dilution to existing shareholders, including if we sell shares at prices below recent trading prices or book value.

As of July 6, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates (our public float) was approximately $76,235,664, based on 82,080,000 Ordinary Shares outstanding, of which 65,720,400 Ordinary Shares were held by non-affiliates, at a price of $1.16 per share (the closing sales price of our Ordinary Shares on June 11, 2026, which was the highest closing price on The Nasdaq Capital Market within 60 days prior to July 6, 2026). Because our public float exceeded $75 million as of that date, we are not subject to the limitations under General Instruction I.B.5 of Form F-3 until the filing date of our Annual Report on Form 20-F for the fiscal year ending June 30, 2026. We have sold approximately $14,246 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). However, if our public float subsequently falls below $75 million, we may again become subject to these limitations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors;

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

We have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We have not received and do not have any present plan to receive dividends paid by our subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025, and as adjusted to give effect to the sale of Ordinary Shares in this offering at an assumed price of $28.31 per share for aggregate gross proceeds of $75,000,000, before deducting sales commissions and estimated offering expenses payable by us. You should read this information in conjunction with our financial statements and the related notes incorporated by reference in this prospectus supplement.

As of December 31, 2025, we had cash and cash equivalents of RMB727,489 ($104,030) and working capital of RMB2,481,277. On March 18, 2026, we closed a private investment in public equity transaction with ten investors for gross proceeds of $5,160,000 (RMB36,084,396), which has supplemented our cash position. Our most recent audited consolidated financial statements for the year ended June 30, 2025, incorporated by reference into this prospectus supplement, include an auditor’s report that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. As disclosed in Note 1(d) to our unaudited condensed consolidated financial statements for the six months ended December 31, 2025, management believes that it will have sufficient liquidity to fund its operating activities, and it will be able to meet its payment obligations from operations and debt related commitments for the next twelve months from the issuance of the unaudited condensed consolidated financial statements. This assessment takes into account, among other things, our history of losses from operations since inception accumulated deficits of RMB61,193,004 (approximately $8.75 million) as of December 31, 2025, and our dependence on management’s ability to execute its business plan and obtain outside financing.

	As of December 31, 2025
	Actual		Pro Forma as adjusted (1)
	RMB	$	RMB	$
Long-term bank borrowings	-	-	-	-

Shareholders’ equity
Ordinary Shares ($0.01 par value, 10,000,000 Ordinary Shares authorized, 220,000 Ordinary Shares issued and outstanding on an actual basis and 5,727,042 Ordinary Shares issued and outstanding on a pro forma as adjusted basis) (2)	14,177	2,027	398,096	57,098
Additional paid-in capital	107,349,192	15,350,730	677,797,042	97,060,487
Share subscription receivable	(12,720)	(1,819)	(12,720)	(1,819)
Accumulated deficit	(61,193,004)	(8,750,483)	(63,296,100)	(9,051,183)
Accumulated other comprehensive income	(1,458,599)	(208,577)	(1,458,599)	(208,577)
Total Shareholders’ Equity	44,699,046	6,391,878	613,427,719	87,856,006
Total Capitalization	44,699,046	6,391,878	613,427,719	87,856,006

(1)	The pro forma as-adjusted information set forth above reflects the effect of (i) the issuance of 60,000,000 ordinary shares (600,000 ordinary shares after giving effect to the 1-for-100 reverse stock split) pursuant to the private investment in public equity completed on March 18, 2026 (the “March PIPE Investment”) and 2,000,000 ordinary shares at a purchase price of $0.90 per share for aggregate gross proceeds of $1,800,000 pursuant to the private placement entered into on August 11, 2026 (the “August PIPE Investment” and, together with the March PIPE Investment, the “PIPE Investments”), (ii) the issuance of 25,626,595 ordinary shares (256,266 ordinary shares after giving effect to the 1-for-100 reverse stock split) for net proceeds of approximately $1,828,438 pursuant to that certain Sales Agreement dated May 15, 2026, as amended on July 6, 2026 (the “Chaince Sales Agreement”), with Chaince Securities, LLC, and (iii) the issuance of an aggregate of 150,000 ordinary shares (1,500 ordinary shares after giving effect to the 1-for-100 reverse stock split) upon the settlement of vested Restricted Share Units (the “RSUs”) under the Company’s 2025 Share Incentive Plan (the “RSU Settlement”). Giving effect to this offering, the PIPE Investments, the sales under the Chaince Sales Agreement and the RSU Settlement, pro forma as-adjusted total ordinary shares outstanding would be 5,727,042 shares, pro forma as-adjusted additional paid-in capital would be $97,060,487, and pro forma as-adjusted total equity would be $87,856,006, reflecting the sum of (i) net proceeds of $6,960,000 from the PIPE Investments, (ii) net proceeds of approximately $1,828,438 from sales under the Chaince Sales Agreement, (iii) net proceeds of $72,675,690 from this offering, and (iv) the actual equity of $6,391,878.

(2)	The shares and per share data are presented on a retroactive basis to reflect the recapitalization.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2025, was approximately $28.80 per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 220,000, the total number of Ordinary Shares outstanding as of December 31, 2025. After giving effect to the PIPE Investments, the sales under the Chaince Sales Agreement and the RSU Settlement, the net tangible book value of our Ordinary Shares was approximately $4.96 per share.

After giving effect to the sale of our Ordinary Shares during the term of the Sales Agreement with Rodman in the aggregate amount of $75 million at an assumed offering price of $28.31 per Ordinary Share, the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on August 25, 2026, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $87.93 million, or $15.35 per share. This amount represents an immediate increase in net tangible book value of $72.68 million or $10.39 per Ordinary Share as a result of this offering and an immediate dilution of approximately $12.96 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per Ordinary Share		$28.31
Net tangible book value per Ordinary Share as of December 31, 2025	$28.80
Decrease in net tangible book value per Ordinary Share attributable to the PIPE Investments, the sales under the Chaince Sales Agreement and the RSU Settlement	$23.84
Net tangible book value per Ordinary Share after the PIPE Investments, the sales under the Chaince Sales Agreement and the RSU Settlement	$4.96
Increase in pro forma net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares in this offering	$10.39
Pro forma as adjusted net tangible book value per Ordinary Share after offering		$15.35
Dilution in per Ordinary Share to investors purchasing Ordinary Shares in the offering		$12.96

The above discussion and table are based on 1,077,801 Ordinary Shares outstanding as of August 25, 2026, and gives pro forma effect to the PIPE Investments, the sales under the Chaince Sales Agreement and the RSU Settlement, and assumes the sale of 2,649,241 Ordinary Shares in this offering at the per share offering price of $28.31 per share with the total offering price of $75,000,000. To the extent that we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Ordinary Shares in the future, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Rodman & Renshaw LLC (“Rodman”) under which we may offer and sell our Ordinary Shares from time to time, in amounts we instruct, through or to Rodman, acting as our sales agent or principal. Sales, if any, will be made in transactions deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, to or through a market maker, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices, or by any other method permitted by law. If we and Rodman agree to a method of distribution other than sales on or through an existing U.S. trading market at market prices, we will file an additional prospectus supplement as required by Rule 424(b).

Each time we wish to sell Ordinary Shares under the Sales Agreement, we will deliver a placement notice that sets the parameters for sales, including the number of shares, the time period for sales, any daily limits, and any minimum price. Upon our instructions and subject to the terms of the Sales Agreement, Rodman will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and Nasdaq rules, to sell our shares. We or Rodman may suspend sales at any time upon notice.

Unless we and Rodman agree otherwise, settlement will occur on the first trading day following each date on which sales are made (each, a “Settlement Date”). On or before each Settlement Date, we will (or will cause our transfer agent to) deliver the shares electronically through The Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system, or by such other means as we and Rodman may agree, and Rodman will deliver to us the related net proceeds in same-day funds.

Rodman will provide written confirmation to us no later than the opening of the trading day immediately following each trading day on which sales are made through it as our sales agent, setting forth the number of shares sold on such day, the volume-weighted average price of the shares sold, and the net proceeds to us. We will report at least quarterly the number of shares sold under the Sales Agreement and the net proceeds to us.

Because there are no minimum sale requirements, the actual total public offering price, commissions, and net proceeds, if any, are not determinable at this time. The actual dollar amount and number of shares we sell, if any, will depend on market conditions and our capital needs.

In connection with any sales under this prospectus supplement, Rodman is required to comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M. Accordingly, during any distribution under this prospectus supplement, Rodman will not bid for or purchase, or attempt to induce any person to bid for or purchase, our Ordinary Shares, or engage in any transactions that are intended to stabilize or maintain the market price of our Ordinary Shares, except as permitted by Regulation M. Rodman may engage in passive market-making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, to the extent permitted by that rule.

This offering will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement in accordance with its terms. The Company may terminate the Sales Agreement in its sole discretion at any time upon ten (10) calendar days’ prior written notice to Rodman. The Sales Agent may terminate the Sales Agreement in its sole discretion at any time.

The Sales Agreement has been or will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WETO.”

Our transfer agent is VStock Transfer, LLC.

We will pay Rodman a commission of up to 3.0% of the gross sales price of the shares sold through it as our sales agent. We have also agreed to provide customary indemnification and contribution, and Rodman will be deemed to be an “underwriter” within the meaning of the Securities Act in connection with these sales.

In the ordinary course of business, Rodman and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities and other financial instruments (including derivatives and bank loans) for their own accounts and for the accounts of their customers, which may involve our securities. Rodman and its affiliates may also provide from time to time investment banking, commercial banking, financial advisory, or other services to us or our affiliates, for which they may receive customary fees.

No action has been or will be taken in any jurisdiction outside the United States that would permit a public offering of the securities or the distribution of this prospectus supplement or the accompanying prospectus. Persons outside the United States who come into possession of this document must inform themselves about, and observe, any restrictions relating to the offering and the distribution of this document.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Loeb & Loeb LLP to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for Rodman in connection with this offering.

EXPERTS

The financial statements as of June 30, 2025 and for the years ended June 30, 2024 and 2025 incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may obtain the registration statement, including exhibits and schedules, and our other filings with the SEC free of charge at www.sec.gov. Our filings are also available on our website; the information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal years ended June 30, 2025, filed with the SEC on October 30, 2025;

●	Our Reports on Form 6-K or 6-K/A furnished on November 10, 2025, November 25, 2025, January 7,2026, February 13, 2026, March 2, 2026, March 5, 2026, March 12, 2026, March 16, 2026, March 19, 2026, April 10, 2026, April 28, 2026, and May 1, 2026, May 15, 2026, May 21, 2026, May 26, 2026, May 29, 2026, June 26, 2026, June 30, 2026, July 1, 2026, July 7, 2026, July 16, 2026, July 22, 2026, July 27, 2026, August 3, 2026, August 4, 2026, August 10, 2026, August 12, 2026, August 25, 2026; and

●	The description of the Company’s Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 26, 2025, and any amendment or report filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Room 7003, 3300 N Interstate 35 Ste 700, Austin, TX 78705, Tel: (617) 581-7632.

PROSPECTUS

Wetour Robotics Limited

$100,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

This prospectus relates to the offer and sale from time to time, in one or more offerings, of shares, par value of US$0.0001 per share, of Wetour Robotics Limited (the “Ordinary Shares”), share purchase contracts, warrants, debt securities, rights or units, or any other combination of these securities, together or separately as described in this prospectus, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus, any applicable prospectus supplement, and the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution.”

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “WETO.” On March 13, 2026, the average of the bid and asked prices of our ordinary shares on Nasdaq Capital Market was $0.5175 per ordinary share. As of March 17, 2026, there were 5,700,400 Ordinary Shares held by non-affiliates. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates (also referred to as “public float”) was approximately $2,949,957. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 17 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We are an exempted company incorporated in the Cayman Islands. On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the People’s Republic of China (the “PRC”); (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). This is an offering of the securities of the exempted company incorporated in the Cayman Islands. You are not 100% investing in the VIE, as we hold 50% equity interests in Youba Tech and 50% VIE interests in Youba Tech through VIE Agreements.

VIE interests are not equity interest. We are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold the equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material adverse change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. See “Risk Factors –– Risks Related to Our Corporate Structure.” See also “Prospectus Summary — Contractual Arrangements with the VIE and Individual Registered Shareholders” for information on our current corporate structure and the VIE Agreements.

There are legal and operational risks associated with being based in and having all operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. Our PRC subsidiaries and the VIE are located in China and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to offering our securities in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as an issuer making an application for initial public offering and listing in an overseas market; an issuer making a subsequent overseas securities offering after having been listed on an overseas market; or a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that has already completed overseas listing or has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Based on the advice of our PRC legal counsel, AllBright Law Offices (“AllBright”), we are required to file the relevant documents with the CSRC in connection with this and any subsequent offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the New Overseas Listing Rules may subject a PRC domestic company to a warning and a fine of RMB 1 million to RMB 10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. In the event of a serious violation of the New Overseas Listing Rules, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Additionally, on December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. The revised Cybersecurity Review Measures provides that Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft).” Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security.

Based on advice of AllBright, we are not an CIIO as defined in the Cybersecurity Review Measures, but we may be deemed to be a DPO engaging in data processing activities. As of the date of this prospectus, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and we have not received any notice from applicable PRC governmental authorities that our PRC subsidiaries and the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after the listing of its securities to apply for cybersecurity review. AllBright further advises us that if, in the future, we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we plan to voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so based on AllBright’s advice. Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value. See “Risk Factors — Risks Related to Doing Business in China.”

Our auditor, Marcum Asia CPAs LLP, an independent registered public accounting firm headquartered in the United States, was not included in the determinations made by the Public Company Accounting Oversight Board (the “PCAOB”) on December 16, 2021. Additionally, on August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the MOF governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to Holding Foreign Companies Accountable Act (the “HFCAA”), which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. As the result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and has resumed regular inspections since March 2023. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCAA or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The VIE mainly conduct design, marketing, operation, and research and development activities in China, and we hold 50% equity interests and 50% VIE interests in the VIE. Transfers of funds among our PRC subsidiaries and the VIE are free of restrictions. Remittances of funds from our PRC subsidiaries or the VIE to the Company are subject to review and conversion of Renminbi Yuan (“RMB”) to U.S. Dollar (“$”) through banks in China, which represents the State Administration of Foreign Exchange (“SAFE”) to monitor foreign exchange activities. Under the existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements with the banks. We have not declared or paid dividends in the past, nor any dividends or distributions were made by subsidiaries or the VIE to us. Furthermore, as of the date of this prospectus, no transfers, dividends, or distributions have been made among us, our subsidiaries, and the VIE. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Currently, we do not have any plan to declare or pay any cash dividends to the U.S. investors in the foreseeable future, or settle amounts owed to our agreements, including the VIE Agreements, except to the agreements entered under normal business operation as discussed hereof. The cash transfer among us and our subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiaries, if needed in the future. Funds may be paid by the VIE to Zhejiang Xinjieni Technology Co., Ltd., our wholly owned subsidiary in China (“WFOE”), as service fees according to the VIE Agreements. The WFOE may remit cash to the VIE subject to review and conversion of RMB to U.S. Dollars through WFOE’s bank in China. As of the date of this prospectus, none of our subsidiaries or the VIE has made any dividend payment or distribution to the holding company, and we have not made any dividends or distributions to U.S. investors. No cash generated from one subsidiary is used to fund another subsidiary’s operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between us and our subsidiaries outside mainland China. However, the transfer of cash in and out of mainland China is subject to review and procedures according to the requirements of the SAFE. Other than discussed above, we do not have any cash management policies that dictate the amount of such funding among us and the VIE. See “Prospectus Summary — Transfer of Cash to and From Our Subsidiaries and the VIE” and our audited consolidated financial statements in the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 30, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information or additional information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000 on a continuous or delayed basis.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Information by Reference” and the additional information described below under “Where You Can Find More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“AI” are to artificial intelligence;

●	“A&R memorandum and articles of association” are to the amended and restated memorandum and articles of association of Wetour Robotics Limited adopted special resolution on February 27, 2026;

●	“China” or “PRC” are to the People’s Republic of China, including Hong Kong and Macau; however, the only time such jurisdictions are not included in the definition of PRC and China is when we reference to the specific laws that have been adopted by the PRC. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“Hangzhou Shunxing” is to Hangzhou Shunxing Technology Co., Ltd., a company formed under the laws of PRC and a wholly owned subsidiary of WFOE;

●	“Individual Registered Shareholders” are to Zheng Jiahua and Wu Chunyun who collectively hold 50% of the equity interest of Youba Tech;

●	“Ordinary Shares,” “shares,” or “Shares” are to the shares of Wetour Robotics Limited, par value $0.0001 per share;

●	“PRC subsidiaries” is to WFOE, Hangzhou Shunxing, and Webus Treval Agency, our wholly owned subsidiaries in the PRC;

●	“RMB” or “¥” are to the legal currency of China;

●	“VIE” is to Youba Tech;

●	“We,” “us,” “our,” “the holding company,” or the “Company” are to the registrant Wetour Robotics Limited, an exempted company incorporated under the laws of the Cayman Islands;

●	“Webus HK” is to Webus Hongkong Limited., a company formed under the laws of Hong Kong and a wholly-owned subsidiary of Youbus International;

●	“Webus Travel Agency” is to Hangzhou Webus Travel Agency Co., Ltd., a company formed under the laws of PRC and a wholly owned subsidiary of Youba Tech;

●	“WFOE” or “Xinjieni Tech” are to Zhejiang Xinjieni Technology Co., Ltd., a company formed under the laws of the PRC and a wholly owned subsidiary of Webus HK;

●	“Wetour” is to Wetour Travel Tech, LLC, a Delaware company and a wholly-owned subsidiary of the Company;

●	“Youba Tech” or “VIE” are to Zhejiang Youba Technology Co., Ltd., a company organized under the laws of the PRC and the operating entity which has entered into the VIE Agreement with WFOE;

●	“Youbus International” is to Youbus International Limited, a company formed under the laws of British Virgin Islands and a wholly-owned subsidiary of the Company; and

●	“$”, “US$”, “USD” or “U.S. Dollars” are to the legal currency of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors;

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Overview

We are an exempted company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted by: (1) our subsidiaries in the United States and the PRC; (2) our direct investment in Zhejiang Youba Technology Co., Ltd. (“Youba Tech” or the “VIE”) in the PRC; and (3) through certain contractual arrangements with Youba Tech (the “VIE Agreements”). Through the VIE Agreements among WFOE, Youba Tech and Individual Registered Shareholders, which have not been tested in a court of law, we are regarded as the primary beneficiary of Youba Tech for accounting purpose, and, therefore, we are able to consolidate the financial results of Youba Tech in our consolidated financial statements in accordance with U.S. GAAP. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as we only hold 50% equity interest in the VIE and do not and may never hold the equity interests over 50% in the VIE. Instead, the VIE structure provides contractual exposure to foreign investment in us.

We operate on a business model of “Mobility-as-a-Service” (“MaaS”) to identify and solve inefficiencies associated with inflexible or low-quality mobility solutions for customers around the world under different scenarios with our comprehensive digital platforms. We offer customized commuter shuttle service, chartered bus service, packaged tour service and other services to our customers for business and leisure travels. In addition, as part of our long-term strategy, we intend to expand beyond our existing mobility and travel-related services into physical AI infrastructure through the development of Orchestra, a next-generation operating system designed to coordinate human intent with intelligent physical devices, including wearable robotics.

Our Business Strategies

Further integrate our platform to a comprehensive ecosystem

We plan to continuously develop our platform into a comprehensive mobility ecosystem by building vertical integration within the platform for information flow and capital flow, external horizontal integration between our corporate customers, and end-to-end integration for complete product life cycle value chain.

Enhance Big Data and AI innovation

Strengthening technological innovation is one of our main strategic priorities to enhance the user experience. We will continue to attract, train and retain more talent in technology, research and development. As technologies and means for human-machine interactions continue to advance, we will strive to adapt to new technologies and formats with a view to becoming an intelligent travel assistant for our users.

Expand our customized tour and chartered car and bus services around the world

In March 2022, we have started offering customized tour service in North America under the brand name “Wetour.” We plan to vigorously develop the “Wetour” brand to build our global online customized chartered car and bus travel platform. We will focus on expanding services for Chinese outbound tourists after the pandemic and meeting the needs of overseas Chinese for car use and private customized travel.

Improve product content innovation capabilities

We will launch diversified and creative content formats: images, short videos, live broadcasts, and recommend the most relevant customized product content to our users. We plan to provide innovative content production tools and an efficient content reward mechanism to encourage users, professional travelers, Internet celebrities and the third-party social media platforms to jointly develop different customized travel itineraries and further increase user stickiness order rate of users on the platform.

Expansion into AI-Powered Wearable Robotics

We plan to advance our long-term strategy to expand beyond our existing travel-related services by developing and commercialize artificial intelligence (“AI”)-powered wearable robotics and related intelligent systems. This initiative is intended to leverage advancements in artificial intelligence and smart hardware to support new products and applications, diversify our business operations and potentially create additional growth opportunities.

Pursue strategic alliances, acquisitions and investments.

We plan to selectively seek acquisitions, investments, joint ventures and collaborations highly strategic and complementary to our business and operations. In particular, we may consider acquiring some customized travel service brands to complement our existing offerings and services. We will also strengthen our vertical integration and strategic partnerships with content providers to further expand our partner network.

Corporate History and Structure

The Company commenced its operations in August 2019 through Zhejiang Youba Technology Co., Ltd., a limited liability company formed in the PRC. Through Youba Tech, we mainly offer customers travel related services, including customized commuter shuttle service, chartered car and bus service, packaged tour service and other services, through our comprehensive online platforms. We expanded our operations to the United States in March 2022 through Wetour Travel Tech LLC, a limited liability company formed in United States. We formed our wholly owned subsidiary Xinjieni Tech as a limited liability company in the PRC in August 2022. Through our PRC subsidiaries and Xinjieni Tech’s direct investment in and contractual arrangements with Youba Tech, we conduct business operations in China.

On June 10, 2025, we established Hangzhou Shunxing Technology Co., Ltd., a limited liability company organized under the laws of the PRC, as a wholly owned subsidiary of Xinjieni Tech. On November 5, 2025, Youba Tech transferred its 100% equity interest in Webus Travel Agency to Hangzhou Shunxing.

On December 9, 2025, we established NextFood Technologies Inc. in the State of Delaware, which in turn established a subsidiary, HeatBowl LLC, in the State of Texas on December 24, 2025. Neither entity has commenced operations as of the date of this prospectus.

On February 27, 2026, our shareholders passed a special resolution to change our name from Webus International Limited 微巴国际有限公司 to Wetour Robotics Limited.

The following diagram illustrates our corporate structure, including our subsidiaries and the VIE as of the date of this prospectus:

Contractual Arrangements with the VIE and Individual Registered Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication business. We are a company registered in the Cayman Islands. Our PRC subsidiary, Xinjieni Tech, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we primarily conduct business in China through the VIE based on a series of contractual arrangements (the “VIE Agreements”). As a result of these VIE Agreements, we exert control over and are deemed as the primary beneficiary of the VIE and consolidate their operating results in our financial statements subject to the conditions that we have satisfied for consolidation of the VIE under U.S. GAAP. Such conditions include that (i) we control the VIE through power to govern the activities which most significantly impact the VIE’s economic performance, (ii) we are contractually obligated to absorb losses of the VIE that could potentially be significant to the VIE, and (iii) we are entitled to receive benefits from the VIE that could potentially be significant to the VIE.

The following is a summary of the VIE Agreements by and among WFOE, the VIE, and Individual Registered Shareholders. These VIE Agreements enable us to (i) exercise control over the VIE, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE held by the VIE’s shareholders other than WFOE when and to the extent permitted by PRC law. Our control over the VIE and our position of being the primary beneficiary of the VIE for the accounting purpose are limited to the aforementioned conditions that we met for consolidation of the VIE under U.S. GAAP.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, the VIE is obliged to pay service fee to WFOE for the exclusive services such as technical services, Internet technology support, business consulting, software development, information consulting, marketing consulting, product development and system maintenance. The service fee shall consist of 100% of the profit before tax of the VIE, after the deduction of all costs, expenses, taxes and other fee required under PRC laws and regulations. The VIE agrees not to accept the same or any similar services provided by any third party and shall not establish cooperation relationships similar to that formed by the Exclusive Business Cooperation Agreement with any third party, except with the prior written consent of WFOE. The VIE has unconditionally and irrevocably authorized WFOE or its designated person as its agent to (i) sign any necessary documents with third parties (including but not limited to customers and suppliers) on behalf of the VIE; and (ii) to handle all necessary documents and matters which will enable WFOE to exercise all or part of its rights under the Exclusive Business Cooperation Agreement on behalf of the VIE. WFOE shall have exclusive proprietary rights to and interests in any and all intellectual property rights developed or created by itself and the VIE. The Exclusive Business Cooperation Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Business Cooperation Agreement; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Call Option Agreement

Pursuant to the Exclusive Call Option Agreement, the Individual Registered Shareholders have unconditionally and irrevocably granted WFOE or its designated purchaser the right to purchase all or part of their equity interests in the VIE (“Equity Call Option”). The purchase price payable by WFOE in respect of the transfer of equity interests upon exercise of the Equity Call Option shall be the higher of (a) the lowest price permitted under PRC laws and regulations or (b) the capital contribution in relation to the equity interests. If appraisal is required by the PRC laws and regulations at the time when WFOE exercises the Option, WFOE and the Individual Registered Shareholders shall make necessary adjustment to purchase price so that it complies with any and all then applicable PRC laws and regulations. WFOE or its designated purchaser shall have the right to purchase such proportion of equity interests in the VIE as it decides at any time. The Individual Registered Shareholders shall return any amount of purchase price they received in the event that WFOE acquires the equity interests in the VIE.

The Individual Registered Shareholders and the VIE have jointly and severally further undertaken to WFOE that, without the prior written consent of WFOE, they shall not (i) in any manner supplement, change or amend the constitutional documents of the VIE, increase or decrease its share capital, or change the structure of its registered capital in other manner; (ii) sell, pledge, transfer or otherwise dispose of any assets, business or lawful revenue or create encumbrance over the VIE; (iii) incur, inherit, guarantee or assume any debt, except for debts incurred in the ordinary course of business other than payables incurred by a loan and for debts disclosed to and agreed in writing by WFOE; (iv) cause the VIE to execute any material contract with a value above RMB100,000, except the contracts executed in the ordinary course of business; (v) cause the VIE to provide any person with any loan, credit or guarantee; (vi) cause or permit the VIE to merge, consolidate with, acquire or invest in any person, or sell assets of the VIE with a value above RMB100,000; (vii) cause the VIE to enter into any transaction which may have substantial impact on the assets, liabilities, business operation, shareholding structure and other legal rights of the VIE, except the contracts executed in the ordinary course of business; and (viii) in any manner distribute dividends to their shareholders, provided that upon the written request of WFOE, the VIE shall immediately distribute all distributable profits to its shareholders.

The Exclusive Call Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Call Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Exclusive Assets Option Agreement

Pursuant to the Exclusive Assets Option Agreement, the VIE unconditionally and irrevocably granted an exclusive option to WFOE or its designated person to purchase all or any of its assets at the higher price of (a) the lowest price permitted under PRC laws and regulations or (b) the net book value of the assets. WFOE shall have absolute discretion as to when and in what manner to exercise the option to purchase assets of the VIE permitted by PRC laws and regulations. The Exclusive Assets Option Agreement shall remain effective unless terminated (i) in accordance with the provisions of the Exclusive Assets Option Agreement or any other supplemental agreements; or (ii) the entire equity interests held by the Individual Registered Shareholders in the VIE have been transferred to WFOE or its designated person.

Power of Attorney

Pursuant to the Power of Attorney, each of the Individual Registered Shareholders, irrevocably appoints WFOE, the authorized person or entity to exercise such shareholder’s rights in the VIE in accordance with PRC laws and the articles of the VIE, including without limitation to, the rights to (i) participate in shareholders meetings; (ii) the sale, transfer, pledge or disposition of the equity interest such shareholder holds in part or in whole; and (iii) designate and appoint, on behalf of such shareholder, the legal representative, the chairman, the executive director(s) and/or director(s), the supervisor(s), the general manger and other senior management members of the VIE. Without limiting the generality of the powers granted to WFOE, WFOE shall have the power and authority hereunder, on behalf of such shareholder, to execute the share transfer contracts stipulated in the Exclusive Call Option Agreement entered into among the VIE, WFOE and such shareholder and effect the terms of the Exclusive Call Option Agreement and Share Pledge Agreement. All the actions in connection with the equity interest held by such shareholder as conducted by WFOE shall be deemed as the actions of such shareholder, and all the documents related to the shareholding executed by WFOE shall be deemed to be executed by such shareholder.

Share Pledge Agreement

Pursuant to the Share Pledge Agreement, each of the Individual Registered Shareholders unconditionally and irrevocably pledged and granted first priority security interests over all of his/her/its equity interests in the VIE together with all related rights thereto to WFOE as security for performance of the VIE Agreements and all direct, indirect or consequential damages and foreseeable loss of interest incurred by WFOE as a result of any event of default on the part of the Individual Registered Shareholders, the VIE and all expenses incurred by WFOE as a result of enforcement of the obligations of the Individual Registered Shareholders or the VIE under the Contractual Arrangements. Upon the occurrence and during the continuance of an event of default (as defined in the Share Pledge Agreement), WFOE shall have the right to (i) require the Individual Registered Shareholders to immediately pay any amount payable under the VIE Agreements; or (ii) to exercise all such rights as a secured party under any applicable PRC law and the Share Pledge Agreement, including without limitations, being paid in priority with the equity interests.

The said share pledge under the Share Pledge Agreement takes effect upon the completion of registration with the relevant administrative department of industry and commerce and shall remain valid until after all the contractual obligations of the Individual Registered Shareholders and the VIE under the relevant VIE Agreements have been fully performed and all the outstanding debts of the Individual Registered Shareholders or the VIE under the relevant VIE Agreements have been fully paid.

Spousal Consent

Pursuant to each Spousal Consent, the respective spouse of the Individual Registered Shareholders has irrevocably undertaken that, including without limitation to, the spouse (i) has full knowledge of and has consented to the entering into of the VIE Agreements by the relevant Individual Registered Shareholder; (ii) is not entitled to any right with respect to the shares in the VIE and undertakes not to make any claims on the equity interest in the VIE; (iii) confirms that the Individual Registered Shareholders’ performance of the VIE Agreements and further modification or termination of the Contractual Arrangements will not require the respective spouse’s separate authorization or consent; (iv) undertakes to execute all necessary documents and take all necessary actions to ensure the VIE Agreements (as amended from time to time) to be properly performed; (v) undertakes that if the respective spouse obtains any equity interest in the VIE for any reason, the respective spouse shall be bound by the VIE Agreements and abide by the obligations of the shareholders of the VIE under the VIE Agreements, and upon WFOE’s or its designate third-party request, the respective spouse shall execute a series of written documents with substantially the same form and content as the VIE Agreements.

In the opinion of our PRC legal counsel, Allbright Law Offices:

●	the ownership structures of the VIE and our WFOE in China, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among our WFOE, the VIE and its shareholders governed by PRC law are currently valid and binding in accordance with applicable PRC laws and regulations currently in effect and do not result in any violation of the applicable PRC laws or regulations currently in effect.

However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide.

If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of the current corporate structure, corporate governance and business operations of us and the VIE.”

Transfer of Cash to and From Our Subsidiaries and the VIE

The Company is incorporated in the Cayman Islands as a holding company with no actual operations and it currently conducts its business through its subsidiaries in the U.S. and PRC and the VIE in China.

We are permitted under the Cayman Islands laws to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Webus HK is also permitted under the laws of Hong Kong to provide funding to the Company and Youbus International through dividend distribution without restrictions on the amount of the funds.

Subject to the Cayman Islands Companies Act and our A&R memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to Webus HK or from Webus HK to the Company. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit the VIE to pay dividends to Webus HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries and the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries and the VIE are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries and the VIE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.”

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ and VIE’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC subsidiaries or the VIE incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries and the VIE are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

A substantial portion of the Company’s business is conducted through the VIE. Funds may be paid by the VIE to the WFOE as service fees pursuant to the VIE Agreements. The Company may rely on dividends paid by the WFOE for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we may rely on payments made from the WFOE’s subsidiaries or the VIE to the WFOE, from the WFOE to Webus HK, from Webus HK to Youbus International, and finally from Youbus International to the Company. Certain payments from the WFOE to Webus HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries and the VIE have not made any other transfers, loans, or distributions.

Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by the VIE or the WFOE to Webus HK. As of the date of this prospectus, the WFOE currently does not have any plan to declare and pay dividends to Webus HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Webus HK intends to apply for the tax resident certificate when the WFOE plans to declare and pay dividends to Webus HK. When the WFOE plans to declare and pay dividends to Webus HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors — Risks Related to Our Corporate Structure — We are a holding company, and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.”

The WFOE may rely on the service fees to be paid by the VIE pursuant to the VIE Agreements. There has been no cash flows and transfers of other assets among the Company, its subsidiaries, and VIE. The cash transfer among the Company and its subsidiaries is intended to be made through dividends, capital contributions or intercompany loans between the Company and its subsidiaries, if needed in the future. Currently, we do not have any intentions to distribute earnings or settle amounts owed to our agreements, including the VIE Agreements, except to the agreements entered under normal business operation as discussed hereof. None of our subsidiaries and the VIE has made any dividend payment or distribution to the Company as of the date this prospectus, and we currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither the Company nor any of its subsidiaries or the VIE has made any dividends or distributions to U.S. investors as of the date of this prospectus.

Current PRC regulations permit WFOE to pay dividends to those entities only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from WFOE to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If WFOE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. In addition, WFOE is permitted to pay dividends to us only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, WFOE is required to set aside a portion of its net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, WFOE is restricted in its ability to transfer a portion of its net assets to us in the form of dividends, loans or advances.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the WFOE incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we are unable to receive funds from WFOE, we may be unable to pay cash dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Transferring cash through the VIE is subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangement with the VIE. We are also subject to the risks of the uncertainty that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations, or a complete hindrance of cash flow through the VIE. The VIE Agreements are less effective than direct ownership due to the inherent risks of the VIE structure. We may have difficulty in enforcing any rights we may have under the VIE Agreements with the Youba Tech and its founders and shareholders in the PRC since all VIE Agreements are governed by the PRC laws and require us to resolve all disputes through arbitration in the PRC, where the legal environment is uncertain and not as developed as in the United States. Moreover, the Chinese government has significant oversight and discretion over the conduct of Youba Tech’s business and may intervene or influence Youba Tech’s operations at any time with little advance notice, which could result in a material change in our operations and/or the cash flow through the VIE. Furthermore, the VIE Agreements may not be enforceable in China if the PRC authorities or courts are of the view that such VIE Agreements contravene with the PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE Agreements, we may not be able to exert effective influence over the VIE and the VIE’s ability to conduct its business may be materially and adversely affected.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to WFOE and the VIE only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to WFOE or the VIE, we will be required to make filings with details of the loans with the SAFE in accordance with relevant PRC laws and regulations. WFOE and the VIE that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made.

For the years ended June 30, 2023, 2024 and 2025, for the six months period ended December 31, 2025, and from January 1, 2026 to the date of this prospectus, the cash flows that have occurred among the Company, the VIE, WFOE, which is the primary beneficiary of the VIE, and other subsidiaries are summarized as the following:

	For the years ended June 30			For the six months period ended December 31, 2025 (Unaudited	From January 1, 2026 to the date of this prospectus (Unaudited and
	2023	2024	2025	and unreviewed)	unreviewed)
	RMB	RMB	RMB	RMB	RMB
Cash paid by Wetour Robotics Limited (formerly known as “Webus International Limited”) to other subsidiaries	—	—	3,223,620	2,369,122	209,793
Cash transfer from WFOE and its consolidated subsidiary to VIE and its consolidated subsidiary	—	—	—	9,276,091	383,000
Cash transfer from VIE and its consolidated subsidiary to WFOE and its consolidated subsidiary	—	4,000	28,000	2,777,000	37,602
Wetour Robotics Limited (formerly known as “Webus International Limited”) contribution of paid-in capital to other subsidiaries	—	—	5,014,520	—	3,496,550
Other subsidiaries’ contribution of paid-in capital to WOFE and its consolidated subsidiary	—	—	5,014,520	—	—

Regulatory Developments

PRC Regulatory Permissions

The following table sets forth licenses and approvals that our WFOE and the VIE are required to obtain for our and the VIE’s operations in China as of the date of this prospectus:

Name	Type	Licenses and Approvals	PRC Regulatory Authority	Expiration Date
Zhejiang Xinjieni Technology Co., Ltd.	WFOE	Business License	Hangzhou Administration for Industry and Commerce Yuhang Branch	August 30, 2052
Zhejiang Youba Technology Co., Ltd.	VIE	Value-added Telecommunications License	Zhejiang Provincial Communications Administration	October 21, 2026
		E-Hailing Business Permit	Hangzhou Transport Bureau	June 1, 2026
Hangzhou Webus Travel Agency Co., Ltd.	PRC Subsidiary	Travel Agency License	Zhejiang Department of Culture and Tourism	Long term

There are legal and operational risks associated with being based in and having operations in China through the VIE structure. The Chinese government took regulatory actions on certain U.S. listed Chinese companies and made statement that it will exert more oversight and control over offerings and listings by Chinese companies that are conducted overseas, such as those related to the use of variable interest entities and data security or anti-monopoly concerns. Our PRC subsidiaries and the VIE are located in China and are subject to complex and evolving PRC laws and regulations. For example, we face regulatory risks relating to offering securities in the U.S., oversight on cybersecurity and data privacy.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland-China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as an issuer making an application for initial public offering and listing in an overseas market; an issuer making a subsequent overseas securities offering after having been listed on an overseas market; or a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that has already completed overseas listing or has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Based on the advice of AllBright, we are required to file the relevant documents with the CSRC in connection with this and any subsequent offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the New Overseas Listing Rules may subject a PRC domestic company to a warning and a fine of RMB 1 million to RMB 10 million, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. In the event of a serious violation of the New Overseas Listing Rules, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

Additionally, on December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with certain other PRC government authorities, jointly released the revised Cybersecurity Review Measures, which took effect on February 15, 2022, and replaced the previous draft issued on July 10, 2021. The revised Cybersecurity Review Measures provides that Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. In addition, CIIOs and DPOs that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office, if they plan to conduct listings in foreign countries. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft).” Cyber Data Security Measure (Draft) provides that data processors shall apply for Cybersecurity Review for certain events, such as the merger, restructuring, division of an internet platform operator that holds a large amount of data relating to national security, economic development or public interests which affects or may affect the national security; overseas listing of a data processor that processes personal data for more than one million individuals; Hong Kong listing of a data processor that affects or may affect national security; other data processing activities that affect or may affect the national security.

Based on advice of our PRC legal counsel, AllBright Law Offices (“AllBright”), we are not an CIIO as defined in the Cybersecurity Review Measures, but we may be deemed to be a DPO engaging in data processing activities. As of the date of this prospectus, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Cybersecurity Review Measures and Cyber Data Security Measure (Draft), as we do not process personal data for more than one million individuals under Cyber Data Security Measure (Draft), and we have not received any notice from applicable PRC governmental authorities that our PRC subsidiaries or the VIE may have carried out activities that affect or may affect national security. Furthermore, based on our business patterns and development plans, the number of individuals whose personal data is held by us is unlikely to reach the threshold of one million within the upcoming two years, and the personal data held by us is unlikely to affect national security. The existing PRC law and regulations does not explicitly require DPOs that have the personal information of more than one million users after the listing of its securities to apply for cybersecurity review. AllBright further advises us that if, in the future, we reach the threshold of one million, or any competent government authorities determines that our data processing activities may affect national security, we may be subject to the cybersecurity review. If, at any time in the future, we reach the threshold of holding the personal information of more than one million users, we plan to voluntarily apply for Cybersecurity Review even though we are not explicitly required to do so based on AllBright’s advice. Although we believe we would be approved by the CAC through the cybersecurity review, failure to pass such cybersecurity review or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject us to penalties, damage its reputation and brand, and harm its business and results of operations. There may also be risks that we may not be able to continue our operations, which may lead to uncertainties of future financing by foreign investment or remaining listed and traded on an U.S. stock exchange.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value. See “Risk Factors — Risks Related to Doing Business in China.”

Holding Foreign Company Accountable Act (“HFCAA”)

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law. The Consolidated Appropriations Act contained, among other things, an identical provision to HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Marcum Asia CPAs LLP, our independent registered public accounting firm whose audit report is incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and as a firm registered with the PCAOB, is headquartered in New York, NY and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA as of the date of this prospectus. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and has resumed regular inspections since March 2023. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether The Nasdaq Stock Market LLC (“Nasdaq”) or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by and exchange. See “Risk Factor — Risks Related to Doing Business in China — The Holding Foreign Companies Accountable Act, or the HFCAA, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCAA or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only one year of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering of our securities.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. Beginning March 18, 2026, our directors and executive officers will be subject to the reporting requirements of Section 16(a) of the Exchange Act and will be required to file reports of their beneficial ownership of, and transactions in, our equity securities on Forms 3, 4 and 5. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Additionally, as a foreign private issuer with shares listed on the Nasdaq Capital Market, we are subject to certain corporate governance requirements imposed by Nasdaq. However, under Nasdaq Stock Market Rule 5615(a)(3), foreign private issuers are permitted to follow their home country corporate governance practices in lieu of certain Nasdaq corporate governance requirements. We have elected to rely on home country practice with respect to Rules 5635(b) and 5635(d), which require shareholder approval for certain transactions, including those that may result in a change of control of the Company or the issuance of more than 20% of our outstanding Ordinary Shares in certain non-public transactions. As a result, our shareholders may be afforded less protection than they would otherwise receive under Nasdaq corporate governance requirements applicable to U.S. domestic issuers.

Risk Factors

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth on page 17 of this prospectus, in the 2025 Annual Report incorporated by reference into this prospectus, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Summary of Risk Factors

Risks Related to Our Business and Industry

●	We have a limited operating history in a competitive and rapidly evolving industry and incurred losses for the years ended June 30, 2023, 2024 and 2025. As a result, we may not be able to generate sufficient operating cash flows and working capital. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations.

●	The price of oil and natural gas has historically been volatile. The ongoing Russian-Ukrainian war has increased the oil and natural gas prices substantially. If the price continues to increase, our drivers and bus fleet providers may be forced to adjust their prices upward. Our projections, budgets, and revenues would be adversely affected, potentially forcing us to make changes in our operations.

●	Newly developed public transportation infrastructure may reduce the demand for our commuter shuttle and chartered bus services.

●	We may face risks and uncertainties associated with the use or acceptance of digital assets, including stablecoins such as USDC, as a form of payment, as the laws and regulations governing digital assets and related activities are still evolving and may vary significantly among jurisdictions, including the Cayman Islands, the United States and other countries in which we operate.

Risks Related to Corporate Structure

●	We are a Cayman Islands exempted company operating in the United States and in China partially through our subsidiaries and partially through contractual arrangements with the VIE. Investors thus are not purchasing, and may never directly hold, 50% VIE interests in the VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for the majority of our and the VIE’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIE and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIE, which may materially and adversely affect our and the VIE’s operations and the value of your investment.

●	We rely on contractual arrangements with the VIE and Individual Registered Shareholders for our and the VIE’s operations in China, which may not be as effective in providing operational control as direct ownership. The Individual Registered Shareholders may have conflicts of interests with us, which may materially and adversely affect our and the VIE’s business, or they may fail to perform their obligations under the contractual arrangements.

●	Certain terms of the VIE Agreements may not be enforceable under PRC laws.

●	If we exercise the option to acquire equity ownership and assets of the VIE, the ownership or asset transfer may subject us to certain limitations and substantial costs.

●	We are a holding company that does not directly own all of our operation in China. We primarily rely on our WFOE and the VIE for the operation in PRC. We may rely on dividends to be paid by the WFOE to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, if needed in the future. Any limitation on the ability of WFOE to pay dividends to us could have a material adverse effect on our ability to pay dividends to our shareholders.

Risks Related to Doing Business in China

●	We must remit the offering proceeds to China before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

●	Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operation, decrease the value of our ordinary shares and limit the legal protections available to us.

●	The approval or other requirements of the CSRC or other PRC governmental authorities may be required in connection with future financing activities under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon it will be able to obtain such approval.

●	The Chinese government exerts substantial influence over the manner in which our PRC subsidiaries and the VIE must conduct their business activities. If the Chinese government significantly regulates these entities’ business operations in the future and they are not able to substantially comply with such regulations, these entities’ business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease.

●	Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

●	The Holding Foreign Companies Accountable Act and the related regulations might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

●	The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers and that such actions by the Chinese government could cause the value of our securities to significantly decline or be worthless.

●	We cannot guarantee you that we will complete the required filing with China Securities Regulatory Commission (“CSRC”) in connection with our this offering under New Overseas Listing Rules or that we will not be subject to additional requirements from the CSRC or other PRC regulatory agencies for offerings, and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely satisfy any such requirements.

Risks Related to Our Ordinary Shares

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth below, under Item 3, D. Risk Factors in the 2025 Annual Report incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Issuances of securities under this prospectus will cause dilution to existing shareholders, and future offerings under this shelf registration statement may result in additional dilution.

We may issue and sell a substantial number of additional securities pursuant to this prospectus and any applicable prospectus supplement. Any such issuance will dilute the ownership interests of our existing shareholders, and the degree of dilution may be significant depending on the number of securities issued and the prices at which they are sold. Investors purchasing securities in this offering may experience immediate dilution in the net tangible book value of their investment, and existing shareholders may experience dilution in their percentage ownership, voting power and earnings per share.

In addition, the registration statement on Form F-3 of which this prospectus forms a part registers securities that may be offered and sold by us from time to time in one or more future offerings. We may conduct additional offerings under this shelf registration statement, subject to market conditions and applicable regulatory limitations, which could result in further dilution to existing shareholders. Because the timing, size and pricing of any future offerings will be determined at the time of sale, investors will not be able to assess the actual extent of dilution at the time they make an investment decision.

Furthermore, subject to applicable securities laws and regulatory requirements, we have broad discretion to determine the timing, size, pricing and other terms of any offerings conducted under this prospectus and any prospectus supplement. As a result, investors purchasing securities in this offering or in future offerings may not be able to evaluate in advance the economic impact of subsequent issuances, including the dilutive effect on their investment.

The market price of our securities may decline as a result of future issuances of equity securities.

Future issuances of equity securities, including issuances under this prospectus and any applicable prospectus supplement, may dilute existing shareholders and increase the number of our securities available for trading in the public market. As a result, the market price of our securities could decline, and investors who purchase our securities in this offering may not be able to resell their securities at or above the price they paid for them, or at all.

In addition, the anticipation of future issuances of equity securities, even if such issuances do not ultimately occur, may adversely affect the market price of our securities. Any decline in the market price of our securities could result in a loss of all or part of an investor’s investment and may be exacerbated by general market volatility, limited trading liquidity or adverse market conditions.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus forms a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, we intend to use the net proceeds from the sale of securities for working capital and general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company, and our affairs are governed by our A&R memorandum and articles of association, as amended and restated from time to time, and the Companies Act and the common law of the Cayman Islands. As of the date of this prospectus, our authorized share capital is $100,000 divided into 1,000,000,000 shares, par value of $0.0001 each (the “Ordinary Shares”). As of the date of this prospectus, 22,000,000 Ordinary Shares are issued and outstanding.

The following are summaries of material provisions of our A&R memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares. The following description of our share capital and provisions of our A&R memorandum and articles of association are summaries and are qualified by reference to the A&R memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Under our A&R memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Dividends

Subject to the provisions of the Companies Act and any rights and restrictions of any other class or series of shares and in accordance with the A&R memorandum and articles of association: our board of directors may, from time to time, declare dividends or distributions on the shares issued and authorize payment of the dividends out of our lawfully available funds; and our shareholders may by, ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, the Board may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Act, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. “Share premium account,” represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest against the Company.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Voting Rights

The holders of our Ordinary Shares are entitled to one vote per share, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution. If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

At any general meeting of the Company, shareholders may participate in person (by attending in person or other electronic means) or by proxy.

Under the A&R memorandum and articles of association, (i) an ordinary resolution means a resolution of a general meeting passed by a simple majority of the shareholders who, being entitled to do so, attend and vote in person or by proxy at a general meeting of the company and also includes a unanimous written resolution; and (ii) a resolution is deemed to be a special resolution where it has been passed by a majority of not less than two-thirds of the shareholders who, being entitled to do so, attend and vote in person or by proxy at a general meeting and also includes a unanimous written resolution. Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the A&R memorandum and articles of association of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The shareholders may, subject to our A&R memorandum and articles of association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our board of directors may deduct from a dividend or any other amount payable to a person in respect of an ordinary share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the A&R memorandum and articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the A&R memorandum and articles of association) and, within 14 clear days of the date on which the notice is deemed to be given under the A&R memorandum and articles of association, such notice has not been complied with.

Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Purchase of Ordinary Shares

Subject to the provisions of the Companies Act and other applicable law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

No Preemptive Rights

Holders of Ordinary Shares will have no pre-emptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares

If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be varied if one of the following applies: (a) the shareholders holding not less than two-thirds of the issued shares of that class consent in writing to the variation; or (b) the variation is made with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our A&R memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The board of directors is empowered to designate and issue from time to time one or more classes and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our Ordinary Shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings. The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the A&R memorandum and articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the date and the hour of the meeting; whether the meeting will be held virtually, at a physical place or both, if the meeting is to be held in any part at a physical place, the address of such place; if the meeting is to be held in two or more places or in any part virtually, the technology that will be used to facilitate the meeting; and the general nature of the business to be transacted. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice. A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

Anti-Takeover Provisions

Some provisions of our A&R memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our A&R memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection to the public;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 or 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of our members, and, a statement of the shares held by each member, which:

(1)	distinguishes each share by its number (so long as the share has a number);

(2)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(3)	confirms the number and category of shares held by each member; and

(4)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon completion of an offering by us, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is modelled after that of the law of England and Wales but does not follow recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares (which if not agreed between the parties will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which may be persuasive authority in the Cayman Islands and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles which laid out certain exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected if duly authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our A&R memorandum and articles of association permit indemnification of each existing or former director (including alternate director), secretary or other officer (including an investment adviser or an administrator or liquidator) and their personal representatives to the extent permitted by law, against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director (including alternate director) or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s, director’s (including alternate director’s) or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary, director (including alternate director) or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, director (including alternate director) however, shall be indemnified in respect of any matter arising out of his own dishonesty. This standard of conduct is similar to but little more lax than that required under the Delaware General Corporation Law for a Delaware corporation which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our A&R memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director act independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s shareholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director of a Cayman Islands company are those to act with skill and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities may be followed in the Cayman Islands. Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director wilfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or wilfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our A&R memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our A&R memorandum and articles of association allow our shareholders holding shares representing in aggregate at least 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our A&R memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our A&R memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act and our A&R amended and restated memorandum and articles of association, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our A&R memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of such holders of the shares of that class as may be present in person or by proxy at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our A&R memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

Our A&R memorandum and articles of association do not limit the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our Ordinary Shares have been paid. In addition, there are no provisions in our A&R memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants

Each warrant will entitle the holder to purchase the Ordinary Shares that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Initial Public Offering Warrants

We issued warrants to the representative of the underwriters of our initial public offering, which closed on February 28, 2025, or its designees (the “Representative’s Warrants”), to purchase 140,000 of our Ordinary Shares. The Representative’s Warrants have an exercise price of $5.00 per share. The Representative’s Warrants became exercisable on February 28, 2025, and will expire at or before 5:00 p.m., Eastern Time, on February 28, 2030. The Ordinary Shares underlying the Representative’s Warrants have resale registration rights, including one demand registration at our expense and one demand registration at the holders’ expense, as well as unlimited “piggy-back” registration rights, for periods of three years and three years, respectively, commencing on February 28, 2025. Such demand registration rights may be exercised on only one occasion. As of March 17, 2026, holders of the Representative’s Warrants are entitled to purchase up to an aggregate of 140,000 Ordinary Shares.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidence of indebtedness that we may issue from time to time. The debt securities may be secured or unsecured, senior debt securities or subordinated debt securities, or convertible, and which may be issued in one or more series. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus forms a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of Ordinary Shares at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of the other securities described in this prospectus in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a unit document when it is filed.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

MATERIAL CHANGES

Except as otherwise described in our 2025 Annual Report, in our reports of foreign private issuer on Form 6-K and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2025.

LEGAL MATTERS

We are being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Legal matters relating to PRC laws and regulations will be passed upon for us by AllBright Law Offices. VCL Law LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Wetour Robotics Limited appearing in the 2025 Annual Report for the year ended June 30, 2025, have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered address of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, NY, 10001.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	the Company’s 2025 Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 30, 2025;

●	the Company’s reports of foreign private issuer on Form 6-K furnished with the SEC on November 10, 2025, November 25, 2025, January 7, 2026, February 13, 2026, March 2, 2026, March 5, 2026, March 12, 2026, and March 16, 2026;

●	the description of the Company’s Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on February 26, 2025, and any amendment or report filed for the purpose of updating such description;

●	all subsequent annual reports filed on Form 20-F prior to the termination of this offering; and

●	all subsequent reports of foreign private issuer furnished on Form 6-K prior to the termination of this offering that are identified in such reports as being incorporated by reference in this prospectus.

Our 2025 Annual Report on Form 20-F for the fiscal year ended June 30, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

WETOUR TRAVEL TECH LLC

Room 7003

3300 N Interstate 35 Ste 700

Austin, TX 78705

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, a substantial portion of our operations are conducted in China, and substantially all of our assets are located in China. All of our officers are nationals or residents of jurisdictions in China and a substantial portion of their assets are located in China. As a result, it may make it more difficult for a shareholder or an investor to effect service of process within the United States upon these persons, or to enforce against us or our officers or directors with the judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Ogier (Cayman) LLP (“Ogier”), our counsel as to Cayman Islands law and Allbright Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

Cayman Islands

Ogier, our Cayman counsel, has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Allbright Law Offices, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Offering Expenses

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$13,810
FINRA fee	$15,500
Legal fees and expenses	$40,000
Accounting fees and expenses	$5,000
Miscellaneous	$-
Total	$74,310

Wetour Robotics Limited

Up to $75,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

August 26, 2026